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                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY

                                  $205,000,000

                          SUNSHINE ACQUISITION II, INC.
                            (a Delaware corporation)

                    11.75% Senior Subordinated Notes due 2013

                               PURCHASE AGREEMENT

November 17, 2005

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                                                               November 17, 2005

Wachovia Capital Markets, LLC
J.P. Morgan Securities Inc.
Banc of America Securities LLC
c/o Wachovia Capital Markets, LLC
   One Wachovia Center
   301 South College Street
   Charlotte, North Carolina 28288

Ladies and Gentlemen:

          SUNSHINE ACQUISITION II, INC., a Delaware corporation ("Sunshine"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom Wachovia Capital Markets, LLC is acting as a Representative (in such capacity, the "Representative"), $205,000,000 aggregate principal amount of its 11.75% Senior Subordinated Notes due 2013 (the "Notes"). The Notes will be issued pursuant to an Indenture (the "Indenture") dated as of the Closing Date (as defined in Section 2) among Sunshine, the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as Trustee (the "Trustee").

          In connection with the consummation of the Transactions (as defined herein), Sunshine will merge with and into SS&C Technologies, Inc. (the "Company") (the "Merger"), after which the obligations of Sunshine under this Agreement, the Registration Rights Agreement (as defined herein) and the Indenture will become obligations of the Company. The representations, warranties and agreements of the Company and the Guarantors under this Agreement shall not become effective until consummation of the Merger and execution by the Company and the Guarantors of a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit B (the "Joinder Agreement"), at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement and each of the Company and the Guarantors shall, without any further action by any person, become a party to this Agreement. References to the "Issuer" refer to Sunshine before consummation of the Merger and to the Company after consummation of the Merger.

          The Notes, upon consummation of the Merger, will be guaranteed (the "Guarantees") on an unsecured senior subordinated basis by each of the Company's subsidiaries named in Schedule II hereto (each individually, a "Guarantor" and collectively the "Guarantors").

          The Notes will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined below), among Sunshine, the Company, the Guarantors and the Initial Purchasers, pursuant to which Sunshine and, upon consummation of the Merger, the Company and the Guarantors will agree to register under the Securities Act and offer to exchange notes with terms identical to the Notes for the Notes, subject to the terms and conditions therein specified.

          The Notes and the Guarantees are being offered and sold by Sunshine in connection with the acquisition (the "Acquisition") of the Company pursuant to that certain Agreement

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and Plan of Merger, dated as of July 28, 2005 and subsequently amended on August
25, 2005, among Sunshine Merger Corporation, Sunshine Acquisition Corporation ("Holdings") and the Company (together with all schedules and exhibits thereto, the "Acquisition Documents"). In connection with the Acquisition, (i) The
Carlyle Group and certain of its affiliates, William C. Stone and certain members of management who may choose to roll over all or a portion of their equity interests will make an aggregate investment of not less than $547.2 million (the "Equity Contribution"), and (ii) the Company will enter into a new senior credit facility of up to $350.0 million providing for revolving and term loan credit facilities (the "Credit Agreement" and together with all other documents related to such facility, the "Credit Documents") with JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and the lenders party thereto.

          This Agreement, the Notes, the Guarantees, the Indenture, the Registration Rights Agreement, the Exchange Notes and the Exchange Guarantees are hereinafter sometimes referred to collectively as the "Note Documents." The Note Documents, the Acquisition Documents and the Credit Documents are hereinafter sometimes referred to collectively as the "Transaction Documents." The issuance and sale of the Notes and the Guarantees, the Acquisition, the Merger, the Equity Contribution and the effectiveness of the Credit Documents and the initial borrowings thereunder are collectively referred to as the "Transactions."

          The sale of the Notes to the Initial Purchasers will be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom provided by Section 4(2) of the Securities Act. The Notes (and the related Guarantees) will be offered and sold by the Initial Purchasers without being registered under the Securities Act, to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"). The Initial Purchasers have advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Representative deems advisable.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated November 4, 2005 (the "Preliminary Memorandum"), and a final offering memorandum, dated the date hereof (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum"). Each Memorandum sets forth certain information concerning the Company, the Notes, the other Transaction Documents and the Transactions. Each of Sunshine and the Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.

          1. Representations and Warranties of Sunshine, the Company and the Guarantors. As of the date hereof and at the Closing Date, Sunshine represents and warrants, and the Company and the Guarantors jointly and severally represent and warrant as of the date hereof and at the Closing Date (upon execution and delivery of the Joinder Agreement), in each case, to each Initial Purchaser (it being understood that prior to the Closing Date and execution and delivery of the Joinder Agreement, all representations and warranties of Sunshine with respect to the Company and its subsidiaries are made to the best knowledge of Sunshine, after due inquiry) that:


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          (a) The Preliminary Memorandum does not contain, and the Final
     Memorandum, in the form used by the Initial Purchasers to confirm sales on the Closing Date, and any amendment or supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from either Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuer by the Initial Purchasers expressly for use therein, as specified in Section 11. The statistical and industry data included in each Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate.

          (b) Each of Sunshine and the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of Sunshine and the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse change in or effect on or any development that would be reasonably expected to cause a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, prospects, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, taken as a whole, or (ii) the ability of Sunshine, the Company and each Guarantor to perform its obligations under the Notes, the Guarantees or the other Transaction Documents.

          (c) Each of Sunshine, the Company and each Guarantor has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum; and each of Sunshine, the Company and each Guarantor has full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

          (d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Memorandum. All of the issued shares of capital stock of each of Sunshine and the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of either Sunshine or the Company was issued in violation of the preemptive or other similar rights of any security holder of Sunshine or the Company, as applicable.

          (e) Each subsidiary of the Company has been duly incorporated or formed, as the case may be, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the corporate or organizational power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would


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     not, individually or in the aggregate, reasonably be expected to have a
     Material Adverse Effect; all of the issued shares of capital stock or ownership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (other than those imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and those to be imposed by the Credit Agreement).

          (f) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture or the Credit Agreement or as otherwise disclosed in the Final Memorandum.

          (g) Except for employee and director stock options or as otherwise disclosed in the Final Memorandum or for such stock options that will be terminated upon consummation of the Transactions, there are no outstanding
     (i) securities or obligations of Sunshine or the Company convertible into or exchangeable for any capital stock of Sunshine or the Company, (ii) warrants, rights or options to subscribe for or purchase from Sunshine or the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of Sunshine or the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          (h) PricewaterhouseCoopers LLP, who has certified the audited financial statements of the Company included in the Final Memorandum and delivered its report with respect to the audited financial statements of the Company in the Final Memorandum, is an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

          The financial statements (including the notes thereto) of the Company and its consolidated subsidiaries in the Final Memorandum fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no Material Adverse Effect; such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act; the information set forth under the captions "Offering Memorandum Summary -- Summary Historical Consolidated Financial Information," "Selected Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Final Memorandum has been derived from the financial statements of the Company and its consolidated subsidiaries and fairly presents in all material respects the


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     information included therein. The material assumptions underlying the pro forma financial information included in the Final Memorandum include all material assumptions required to give effect to the Transactions and events described in the notes thereto, are reasonable and are described in the Final Memorandum and the pro forma adjustments give proper effect to those assumptions and reflect the proper application of those adjustments to the applicable historical financial statements included in the Final Memorandum in all material respects. The pro forma financial information set forth under the caption "Unaudited Pro Forma Condensed Consolidated Financial Information" and the related notes thereto included in the Final Memorandum has been prepared in accordance with the rules and guidance of the Securities and Exchange Commission (the "Commission") with respect to pro forma financial information.

          (i) KPMG LLP, who has certified the audited financial statements of Financial Models Company Inc. ("FMC") included in the Final Memorandum and delivered its report with respect to the audited financial statements of FMC in the Final Memorandum, is an independent public accountant with respect to the Company and FMC within the meaning of the Securities Act and the applicable rules and regulations thereunder.

               The financial statements (including the notes thereto) of FMC and its consolidated subsidiaries in the Final Memorandum fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders' equity of FMC and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no Material Adverse Effect; and such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

          (j) Subsequent to the respective dates as of which information is given in the Final Memorandum or as otherwise disclosed therein, (i) none of Sunshine or the Company and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) neither Sunshine nor the Company has purchased any of its outstanding capital stock, and has declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock, except as may be necessary to apply the proceeds from the sale of the Notes as contemplated under the caption "Use of Proceeds" in the Final Memorandum; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except as disclosed in the Final Memorandum.

          (k) The Company and each of its subsidiaries (and, with respect to clause (i), Sunshine) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in


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     accordance with management's general or specific authorization; and (iv)
     the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (l) This Agreement has been duly authorized, executed and delivered by Sunshine and, at the Closing Date, will have been authorized by the Company and each Guarantor.

          (m) The Indenture and the Registration Rights Agreement have been duly authorized by Sunshine, and as of the Closing Date, will have been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by Sunshine, the Company and each Guarantor and, assuming due authorization, execution and delivery by the Trustee or the Initial Purchasers respectively, will constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, (iii) an implied covenant of good faith and fair dealing and (iv) as to rights of indemnification and contribution, federal and state laws and principles of public policy; and the Indenture and the Registration Rights Agreement will conform in all material respects to the description thereof in the Final Memorandum.

          (n) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (o) The Notes have been duly authorized by Sunshine and, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, immediately prior to the consummation of the Acquisition, will constitute the legal, valid and binding obligations of Sunshine, enforceable against Sunshine in accordance with their terms, and immediately following the consummation of the Acquisition, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except that, in each case, the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, (iii) implied covenant of good faith and fair dealing and (iv) as to rights of indemnification and contribution, federal and state laws and principles of public policy, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees, as of the Closing Date, will have been duly authorized by each Guarantor and upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; the Exchange Notes (as


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     defined in the Registration Rights Agreement) have been duly authorized by
     Sunshine and as of the Closing Date, will have been duly authorized by the Company and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, (iii) an implied covenant of good faith and fair dealing and (iv) as to rights of indemnification and contribution, federal and state laws and principles of public policy, and will be entitled to the benefits of the Indenture; the Guarantees of the Exchange Notes, as of the Closing Date, will have been duly authorized by each Guarantor and upon the due issuance and delivery of the related Exchange Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; and the Notes and the Exchange Notes will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (p) The execution, delivery and performance by Sunshine, the Company and each Guarantor of the Transaction Documents, the issuance and sale of the Notes, the issuance of the Guarantees and the compliance by Sunshine, the Company and each Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement, the Joinder Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders' agreement or any other agreement or instrument to which Sunshine, the Company or any of its subsidiaries is a party or by which Sunshine, the Company or any of its subsidiaries is bound or any of their respective properties are subject (except such as will not individually or in the aggregate have a Material Adverse Effect), or with the certificate of incorporation or by-laws of Sunshine, the Company or any of its subsidiaries, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to Sunshine, the Company or any of its subsidiaries, or (ii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over Sunshine, the Company or any of its subsidiaries (other than those consents, approvals, authorizations, orders, registrations or filings or qualifications that have been obtained prior to delivery of the Notes or which, if not obtained, would not have a Material Adverse Effect), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and by Federal and state securities laws with respect to the obligations of Sunshine, the Company and the Guarantors under the Registration Rights Agreement.

          (q) No legal or governmental proceeding or investigation is pending or, to the knowledge of Sunshine and, as of the Closing Date, the Company, threatened to which Sunshine, the Company or any of its subsidiaries is a party or to which any of the properties of Sunshine, the Company or any of its subsidiaries is subject, other than proceedings


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     described in the Final Memorandum that, if determined adversely to
     Sunshine, the Company or any of its subsidiaries, would not, singly or when aggregated with other proceedings based on the same facts, result in a Material Adverse Effect.

          (r) Each of the Company and each Guarantor is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Final Memorandum will be (in each case on a consolidated basis) (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

          (s) None of Sunshine, the Company and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) have distributed or, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (t) The statements set forth in the Final Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees and the Indenture, and under the captions "Description of New Senior Credit Facilities," "Exchange Offer; Registration Rights" and "Material United States Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

          (u) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except as described in the Final Memorandum or incurred under the Credit Agreement or to the extent the failure to have such title or the existence of such pledges, liens, encumbrances, security interests, defects or claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any property leased by the Company and its subsidiaries is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder, except as described in the Final Memorandum and except as there is no Material Adverse Effect.

          (v) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected


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     to occur with respect to any employee benefit plan (as defined in Section
     3(3) of ERISA) which the Company or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise (a "Plan"); each Plan is in compliance with its terms and applicable law, including ERISA and the Code (except where the failure to comply could not have a Material Adverse Effect); none of the Company or any of its subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter and, to the Company's knowledge, nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

          (w) Except as disclosed in each Memorandum, no labor dispute with the employees of the Company or any of its subsidiaries exists, is imminent or, to the Company's knowledge, is threatened that could reasonably be expected to result in a Material Adverse Effect.

          (x) The Company and each of its subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Company or any of its subsidiaries has received any written notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.

          (y) Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as it believes to be consistent with industry practice to protect the Company and its Subsidiaries and their respective businesses.

          (z) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries has complied with all laws, ordinances, regulations and orders applicable to the Company and its subsidiaries and their respective businesses, and none of the Company or any of its subsidiaries has received any written notice to the contrary; and each of the Company and its subsidiaries possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises necessary to conduct their respective businesses (collectively, "Licenses") in the manner and to the full extent now operated or proposed to be operated as described in the Final Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the "Agencies"), and each other federal, state and local agency the regulations of which are applicable to the businesses or products of the Company and its subsidiaries. The Licenses are in full force and effect and no proceeding has been instituted or threatened in writing which in any manner affects or calls into question the validity or effectiveness thereof.


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          (aa) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), to the extent currently applicable.

          (bb) Neither Sunshine, the Company nor any of its subsidiaries is in violation of its certificate of incorporation or its bylaws; and no default or breach exists, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders' agreement or any other agreement or instrument ("Contracts") to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties are subject except such default or breach in the due performance and observation of the terms of Contracts that, singly or in the aggregate, would not result in a Material Adverse Effect.

          (cc) Except as otherwise set forth in the Final Memorandum and except as would not result in a Material Adverse Effect, the Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty relating to taxes levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries retain adequate reserves in accordance with generally accepted accounting principles.

          (dd) Except as disclosed in the Final Memorandum, there are no contracts, agreements or understandings between Sunshine, the Company or any of its subsidiaries and any person granting such person the right to require Sunshine, the Company or any of its subsidiaries to file a registration statement under the Securities Act or to require Sunshine or the Company to include any securities held by any person in any registration statement filed by Sunshine or the Company under the Securities Act.

          (ee) Neither Sunshine, the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum under the caption "Use of Proceeds" will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (ff) Within the preceding six months, none of Sunshine, the Company or any of its Affiliates has, directly or through any agent, made offers or sales of any security of the Company, or solicited offers to buy, any securities of the Company of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder.

          (gg) None of Sunshine, the Company or any of its Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (hh) None of Sunshine, the Company, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (ii) None of Sunshine, the Company or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement and disclosed in the Final Memorandum).

          (jj) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (kk) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in the Preliminary Memorandum and the Final Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (ll) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (mm) Except as disclosed in the Final Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

          (nn) Prior to the Closing Date, Sunshine has no assets, liabilities or operations other than its obligations hereunder and under the Acquisition Documents.

          2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, Sunshine agrees to issue and sell $205,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agree to purchase from Sunshine the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 97.75% of the principal amount thereof (the "Purchase

Price"). One or more certificates in definitive form or global form, as instructed by the Representative, for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative requests upon notice to Sunshine not later than two full business days prior to the Closing Date (as defined below), shall be delivered by or on behalf of Sunshine to the Representative for the respective accounts of the Initial Purchasers against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of Sunshine. Such delivery of and payment for the Notes shall be made at the offices of Latham & Watkins LLP ("Counsel for the Company"), 885 Third Avenue, New York, New York at 9:00 A.M., New York City time, on November 23, 2005, or at such other place, time or date as the Representative and Sunshine may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." Sunshine will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the New York, New York offices of Counsel for the Company not later than 9:00 A.M., New York City time on the business day prior to the Closing Date.

          3. Offering of the Notes and the Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represent and warrant to and agree with Sunshine, prior to the Closing Date, and the Company and the Guarantors, on the Closing Date, that:

          (a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB").

          (b) It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs or (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors."

          (c) It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

          (d) With respect to offers and sales outside the United States:

               (i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

                    "The Notes covered hereby have not been registered under the
               U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S"; and

               (ii) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, such Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Initial Purchasers has complied and will comply with the offering restrictions requirements of Regulation S.

          Terms used in this Section 3(d) have the meanings given to them by Regulation S.

          (e) In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which Directive 2003/71/EC (including any relevant implementing measure in each Relevant Member State, the "Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purpose of this clause (e), the expression of an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

          (f) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA") received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

          (g) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          4. Covenants of the Company. To the extent applicable, Sunshine agrees that and, upon execution and delivery of the Joinder Agreement, the Company and the Guarantors, jointly and severally agree, in each case, with each Initial Purchaser that:

          (a) The Issuer will prepare the Final Memorandum in the form approved by the Representative and will not amend or supplement the Final Memorandum without first furnishing to the Representative a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Representative may reasonably object.

          (b) The Issuer will promptly furnish to the Initial Purchasers and to Cahill Gordon & Reindel LLP ("Counsel for the Initial Purchasers"), without charge, as many copies of the Final Memorandum and any amendments and supplements thereto as they reasonably may request.

          (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuer will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this
     Section 4, prepare and provide to the Initial Purchasers, at its own expense, an amendment or supplement to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading in any material respects or so that the Final Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Final Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

          (d) The Issuer will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may reasonably designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, none of Sunshine, the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject.

          (e) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Issuer will deliver to the Initial Purchasers and, prior to the Closing Date, will use its reasonable best efforts to ensure that the Company and the Guarantors will deliver to the Initial Purchasers, such additional information concerning the business and financial condition of the Company and its subsidiaries as the Initial Purchasers may from time to time reasonably request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Issuer will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any written notice or public announcement given by any rating organization of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Issuer becomes aware of any such decrease, notice or public announcement. The Issuer will also, for a period of two years from the Closing Date, deliver to the Initial Purchasers, upon request, copies of any reports and financial statements furnished to or filed with the Commission (except to the extent otherwise available on EDGAR).

          (f) For a period of two years after the Closing Date, the Issuer will not, and, prior to the Closing Date, Sunshine will use its best efforts to ensure that the Company and the Guarantors will not, or permit any of their respective Affiliates to, resell any of the Notes that have been acquired by any of them that constitute "restricted securities" under Rule 144, other than pursuant to an effective registration statement under the Securities Act

          (g) Except as contemplated in the Registration Rights Agreement, none of the Issuer or any of its Affiliates and, prior to the Closing Date, Sunshine will use its best efforts to ensure that none of the Company or the Guarantors, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will, (i) directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act or (ii) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder, in a manner which would require the registration under the Securities Act of the Notes.

          (h) None of the Issuer or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will, and Sunshine, prior to the Closing Date, will use its best efforts to ensure that none of the Company or the Guarantors will, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (i) None of the Issuer or any of its Affiliates and, prior to the Closing Date, Sunshine will use its best efforts to ensure that none of the Company or the Guarantors, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

          (j) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Issuer is not then subject to Section 13 or 15(d) of the Exchange Act, the Issuer will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

          (k) The Issuer will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (l) Until completion of the distribution, neither the Issuer nor any of its Affiliates will take, and, prior to the Closing Date, Sunshine will use its best efforts to ensure that none of the Company or the Guarantors, nor any of their respective affiliates, will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

          (m) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

          THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT

          HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

          THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA,
          (II) A "PLAN" DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND
          SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

          (n) The Issuer will not, and, prior to the Closing Date, Sunshine will use its best efforts to ensure that the Company and the Guarantors will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuer or warrants to purchase debt securities of the Issuer substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 90 days after the date hereof, without the prior written consent of Wachovia Capital Markets, LLC.

          (o) The Issuer acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm's length contractual counterparty to the Issuer with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other person. Additionally, no Initial Purchaser is advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial

     Purchasers shall have no responsibility or liability to the Issuer with respect thereto. Any review by the Initial Purchasers of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

          5. Expenses.

          (a) The Company and the Guarantors will pay or cause to be paid (provided that, if the transactions contemplated by this agreement are not consummated, Sunshine will pay or cause to be paid) all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of Counsel for Sunshine, the Company and the Company's accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) all filing fees, attorneys' fees and expenses incurred by Sunshine, the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Preliminary Memorandum or the Final Memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any "road show" presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations that have been approved in writing by the Company or Sunshine, travel and lodging expenses of the officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show approved by the Company or Sunshine in writing, and (ix) all other costs and expenses incident to the performance of the obligations of the Company or Sunshine hereunder for which provision is not otherwise made in this Section.

          (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9(a)(y) hereof or because of any failure, refusal or inability on the part of Sunshine to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, Sunshine will reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

          6. Conditions to the Initial Purchasers' Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of Sunshine, the Company and the Guarantors in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the performance by Sunshine, the Company and the Guarantors of their covenants and agreements hereunder and to the following additional conditions:

          (a) The Initial Purchasers shall have received opinions, dated the Closing Date, of (i) Latham & Watkins LLP, counsel for Sunshine, the Company and the Guarantors and (ii) local counsel in the jurisdiction of incorporation of certain Guarantors, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form set forth in Exhibit A hereto.

          (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and Sunshine shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

          (c) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, from each of PricewaterhouseCoopers LLP and KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Memorandum. References to the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (d) (i) None of the Company or any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Final Memorandum or as except as would otherwise not have a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Preliminary Memorandum or the Final Memorandum, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, stockholders' equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum, the effect of which, in any such case described in clause (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner described in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance reasonably satisfactory to the Initial Purchasers, of the President or Vice President of each of Sunshine and the Company as to the accuracy of its representations and warranties in this Agreement at and as of the Closing Date; that Sunshine or the Company, as applicable, has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Section 6(d) (except that, with respect to the matters set forth in Section 6(d), such matters shall be to the best of its knowledge).

          (f) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement, which shall have been executed and delivered by a duly authorized officer of the Company, each of the Guarantors and Sunshine.

          (g) The Indenture shall have been duly executed and delivered by the Company, the Guarantors, the Trustee and Sunshine, the Notes shall have been duly executed and delivered by Sunshine and duly authenticated by the Trustee and the Guarantees shall have been duly executed and delivered by each of the Guarantors.

          (h) The Notes shall be eligible for clearance and settlement through The Depository Trust Company, Clearstream Banking and the Euroclear System.

          (i) The Company and the Guarantors shall have executed and delivered the Credit Documents and the Initial Purchasers shall have received copies thereof. Each condition to the closing contemplated by the Credit Documents (other than the issuance and sale of the Notes and Guarantees pursuant hereto and the Acquisition) will, on or prior to the Closing Date, have been satisfied or waived. There shall not exist at, and as of, the Closing Date (after giving effect to the transactions contemplated by this Agreement) any conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Credit Documents. The Company shall receive not less than $275.0 million in gross proceeds of initial borrowings under the Credit Documents simultaneously with the payment for the Notes.

          (j) Each condition to the closing contemplated by the Acquisition Documents (other than the issuance and sale of the Notes and Guarantees pursuant hereto and the effectiveness of the Credit Documents) will, on or prior to the Closing Date, have been satisfied or waived. There shall not exist at, and as of, the Closing Date (after giving effect to the transactions contemplated by this Agreement) any conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Acquisition Documents.

          (k) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          (l) At the Closing Date, the Company and the Guarantors shall have entered into the Joinder Agreement and the Representative shall have received counterparts, conformed as executed, thereof.

          7. Indemnification and Contribution.

          (a) Sunshine agrees and, upon due authorization, execution and delivery of the Joinder Agreement, the Company and each Guarantor will, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) any Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject in connection with any action, suit or proceeding, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, each Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company, the Guarantors and Sunshine will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Sunshine or the Company by such Initial Purchasers specifically for use therein as set forth in Section 11 hereof. In addition, the Company, the Guarantors and Sunshine, as applicable, shall not be liable under this Section 7 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

          (b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless as of the date hereof, Sunshine and, upon execution and delivery of the Joinder Agreement, the Company and the Guarantors and their respective directors, officers, and each person, if any, who controls any of Sunshine, the Company or the Guarantors, as applicable, within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Sunshine, the Company, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Sunshine or the Company by such Initial Purchaser specifically for use therein as set forth in Section 11 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by Sunshine, the Company or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

          (c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the "indemnifying party"), notify such indemnifying party in writing of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and shall not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to one local counsel in any jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this
Section 7 or the Company or the Guarantors in the case of paragraph (b) of this
Section 7, representing indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or
(ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and does not contain any statement as to or finding of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party under subsection (a) or (b) above, in respect of any losses, claims, damages or liabilities referred to therein ("Losses"), Sunshine, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which Sunshine, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by Sunshine, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes and the relative fault of Sunshine, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by Sunshine, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Sunshine, the Company and the Guarantors bear to the total discounts and commissions received by the Initial Purchasers from Sunshine, the Company and the Guarantors in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Sunshine, the Company, the Guarantors or the Initial Purchasers, the parties' intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. Sunshine, the Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchasers were treated as one entity for such purpose) that does not take into account the equitable considerations referred to in paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by such Initial Purchaser from Sunshine, the Company and the Guarantors in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), the affiliates, directors, officers of, and each person, if any, who controls, an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in
Section 7(a) hereof shall have the same rights to contribution as such Initial Purchaser, and each director or officer of Sunshine, the Company or any Guarantor and each person, if any, who controls Sunshine or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as Sunshine, the Company and the Guarantors.

          8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of Sunshine, the Company, the Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of Sunshine, the Company, the Guarantors, their respective officers or directors or any controlling person referred to in
Section 7 hereof or any Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          9. Termination.

          (a) The Initial Purchasers may terminate this Agreement with respect to the Notes by notice to Sunshine at any time on or prior to the Closing Date
(y) in the event that Sunshine, the Company or any Guarantor shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or (z) if, at or prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange or the NASDAQ National Market, or trading in any securities of the Company on any exchange or the NASDAQ National Market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Final Memorandum, exclusive of any amendment or supplement thereto.

          (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

          10. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the "Remaining Notes") in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or Sunshine, except that Sunshine will continue to be liable for the payment of expenses to the extent set forth herein.

          Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to Sunshine for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, Sunshine or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Note Documents or in any other document or arrangement that, in the opinion of counsel for Sunshine or Counsel for the Initial Purchasers, may be necessary.

          11. Information Supplied by Initial Purchasers. The statements set forth in the second sentence of the third paragraph and the third sentence of the sixth paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to Sunshine or the Company for the purposes of Sections 1(a) and 7 hereof.

          12. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: Jim Jeffries, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York, Attention: Luis R. Penalver, Esq., if sent to the Issuer, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Issuer at SS&C Technologies, Inc., 80 Lamberton Road, Windsor, CT 06095, Attention: Patrick Pedonti, with copies to Sunshine Acquisition II, Inc., c/o The Carlyle Group, 101 South Tryon Street, Charlotte NC 28280, Attention: Claudius E. Watts, IV and Todd Newnam and Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022, Attention: Ian Blumenstein, Esq.

          13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, Sunshine, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, Sunshine, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of Sunshine and the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchasers within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of Sunshine, the Company and the Guarantors, and any person or persons who control Sunshine, the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

          14. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          15. Consent to Jurisdiction and Service of Process.

          (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the City and State of New York, which jurisdiction is non-exclusive.

          (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in
Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding Sunshine and the Initial Purchasers.

                                        Very truly yours,

                                        SUNSHINE ACQUISITION II, INC.


                                        By: /s/ Claudius E. Watts, IV
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted as of the date hereof.

WACHOVIA CAPITAL MARKETS, LLC


By: /s/ [ILLEGIBLE]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


J.P. MORGAN SECURITIES INC.


By: /s/ Jacob Steinberg
    ---------------------------------
Name: Jacob Steinberg
Title: Vice President


BANC OF AMERICA SECURITIES LLC


By: /s/ [ILLEGIBLE]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                              [Purchase Agreement]

                                                                       EXHIBIT A

                                FORM OF OPINIONS

1. Each of Sunshine, the Company and each of the Guarantors is a corporation with corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum. Based on certificates from public officials, we confirm that each of Sunshine, the Company and each of the Guarantors is validly existing and in good standing under the laws of its State of incorporation or formation and is qualified to do business in the states set forth opposite its name on Schedule A hereto, in each case as of the date set forth on such Schedule.

2. All of the outstanding equity interests of Sunshine reflected in the stock transfer ledger of the Sunshine have been validly issued, are fully paid and nonassessable and, to our knowledge, were not issued in violation of any contractual, preemptive or similar rights.

3. The Purchase Agreement has been duly authorized by all necessary corporate action of Sunshine, and the Purchase Agreement has been duly executed and delivered by Sunshine. Upon the (i) consummation of the Acquisition on the date hereof in accordance with the terms of the Merger Agreements, (ii) adoption of the resolutions of the Board of Directors or Board of Members, as applicable, of each of the Company and each of the Guarantors on the date hereof in the form presented to us, (iii) execution of the Joinder Agreement on the date hereof by an authorized officer of each of the Company and each of the Guarantors, and
(iv) delivery on the date hereof of the Joinder Agreement by each of the Company and each of the Guarantors, the Joinder Agreement will be duly authorized by all necessary corporate or limited liability company action, as applicable, of each of the Company and each of the Guarantors, and the Joinder Agreement will be duly executed and delivered by each of the Company and each of the Guarantors.

4. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

5. The Indenture has been duly authorized by all necessary corporate action of Sunshine, has been duly executed and delivered by Sunshine and is the valid and legally binding agreement of Sunshine enforceable against Sunshine in accordance with its terms. Upon the (i) consummation of the Acquisition on the date hereof in accordance with the terms of the Merger Agreements, (ii) adoption of the resolutions of the Board of Directors or Board of Members, as applicable, of each of the Company and each of the Guarantors on the date hereof in the form presented to us, (iii) execution of the Indenture on the date hereof by an authorized officer of each of the Company and each of the Guarantors, and (iv) delivery on the date hereof of the Indenture by each of the Company and each of the Guarantors, the Indenture will be duly authorized by all necessary corporate or limited liability company action, as applicable, of each of the Company and each of the Guarantors, the indenture will be duly executed and delivered by each of the Company and each of the Guarantors, the indenture will be the valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and the indenture, including the guarantee contained therein, will be the legally valid and binding agreement of each of the Guarantors enforceable against each of them in accordance with its terms.

6. The Notes have been duly authorized by all necessary corporate action of Sunshine and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be the valid and legally binding obligations of Sunshine and, upon consummation of the Acquisition, the Company, enforceable against Sunshine and the Company in accordance with their terms. A registered holder of Notes will be a beneficiary under the Indenture.

7. Upon the (i) consummation of the Acquisition on the date hereof in accordance with the terms of the Merger Agreements, (ii) adoption of the resolutions of the Board of Directors of the Company on the date hereof in the form presented to us, the Exchange Notes to be issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement will be duly authorized by all necessary corporate action of the Company.

8. The Registration Rights Agreement has been duly authorized by all necessary corporate action of Sunshine, has been duly executed and delivered by Sunshine and is the valid and legally binding agreement of Sunshine enforceable against Sunshine in accordance with its terms. Upon the (i) consummation of the Acquisition on the date hereof in accordance with the terms of the Merger Agreements, (ii) adoption of the resolutions of the Board of Directors or Board of Members, as applicable, of each of the Company and each of the Guarantors on the date hereof in the form presented to us, (iii) execution of the Registration Rights Agreement on the date hereof by an authorized officer of each of the Company and each of the Guarantors, and (iv) delivery on the date hereof of the Registration Rights Agreement by each of the Company and each of the Guarantors, the Registration Rights Agreement will be duly authorized by all necessary corporate or limited liability company action, as applicable, of each of the Company and each of the Guarantors, will be duly executed and delivered by each of the Company and each of the Guarantors, and will be the valid and legally binding agreement of the Company and each of the Guarantors and enforceable against the Company and each of the Guarantors in accordance with its terms.

9. The statements set forth in the Offering Memorandum under the caption "Description of New Senior Credit Facilities," insofar as such statements purport to describe or summarize the terms of the agreements referred to therein, and under the captions "Description of Notes" and "Exchange Offer; Registration Rights," insofar as such statements purport to describe or summarize certain provisions of the Notes, the Guarantees, the Registration Rights Agreement and the Indenture, are accurate summaries or descriptions in all material respects.

10. The execution and delivery by Sunshine of the Purchase Agreement, each of the Company and the Guarantors of the Joinder Agreement, and each of Sunshine, the Company and the Guarantors of the Indenture and the Registration Rights Agreement, and the issuance and sale of the Notes by Sunshine and Company and the issuance of the Guarantees by the Guarantors to the Initial Purchasers pursuant to the Purchase Agreement on the date of this opinion do not:

               (i) result in a breach of or a default under any contract listed on Schedule B annexed hereto, except for any such breach or default that would not individually or in the aggregate have a material adverse effect on the ability of Sunshine, the Company and each Guarantor to perform its obligations under the Notes, the Guarantees, the Indenture or the Registration Rights Agreement;

               (ii) violate the Certificates of Incorporation or Articles of Organization, as applicable, and Bylaws or Limited Liability Company Operating Agreement, as applicable, as amended to date, of Sunshine, the Company and each of the Guarantors;

               (iii) assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 of the Purchase Agreement, violate any federal or New York statute, rule or regulation applicable to the Company; or

               (iv) require any consents, approvals or authorizations to be obtained by Sunshine, the Company or the Guarantors from, or any registrations, declarations or filings to be made by Sunshine, the Company or the Guarantors with, any governmental authority under any federal or New York statute, rule or regulation applicable to Sunshine, the Company or the Guarantors on or prior to the date hereof.

11. With your consent based solely on a certificate of an officer of the Company as to factual matters, immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Memorandum under the caption "Use of Proceeds," neither the Company nor any of the Guarantors will be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

12. No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by the Initial Purchasers or the initial resale of the Notes by the Initial Purchasers in each case, in the manner contemplated by the Purchase Agreement and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

                        FORM OF NEGATIVE ASSURANCE LETTER

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Offering Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Offering Memorandum.

                                   SCHEDULE I

                               INITIAL PURCHASERS

                                     Aggregate Principal
                                    Amount of Notes to Be
       Initial Purchaser         Purchased from the Company
       -----------------         --------------------------
Wachovia Capital Markets, LLC           $ 92,250,000
J.P. Morgan Securities Inc.             $ 82,000,000
Banc of America Securities LLC          $ 30,750,000
   Total                                $205,000,000


                                      S-I-1

                                   SCHEDULE II

                                   GUARANTORS

OMR Systems Corporation, a New Jersey corporation
SS&C Fund Administration Services LLC, a New York limited liability company Financial Models Holdings Inc., a Delaware corporation
Financial Models Company Ltd., a New York corporation
Open Information Systems, Inc., a Connecticut corporation


                                     S-II-1

                                                                       EXHIBIT B

                                JOINDER AGREEMENT

          WHEREAS, Sunshine Acquisition II, Inc. ("Sunshine") and the Initial Purchasers named therein (the "Initial Purchasers") heretofore executed and delivered a Purchase Agreement, dated November 17, 2005 (the "Purchase Agreement"), providing for the issuance and sale of the Notes (as defined therein); and

          WHEREAS, as a condition to the consummation of the offering of the Notes, SS&C Technologies, Inc. (the "Company") and each Guarantor (as defined in the Purchase Agreement) that was originally not a party thereto has agreed to join in the Purchase Agreement on the Closing Date.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

          NOW, THEREFORE, the Company and each Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

          1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the "Joinder Agreement"), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company or the Guarantors, as applicable, in the Purchase Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of the Company or the Guarantors, as applicable, pursuant to the Purchase Agreement.

          2. Representations and Warranties and Agreements of the Company and the Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken and that this Joinder Agreement constitutes a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

          3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or "pdf" file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.


                                     Ex. B-1

          4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

          5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.


                                     Ex. B-2

          IN WITNESS WHEREOF, the undersigned has executed this agreement this 23rd day of November, 2005.

                                        SS&C TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        OMR SYSTEMS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SS&C FUND ADMINISTRATION SERVICES LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FINANCIAL MODELS HOLDINGS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FINANCIAL MODELS COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     Ex. B-3

                                        OPEN INFORMATION SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     Ex. B-4